Execution Version AMENDMENT AGREEMENT dated ______________ 2024 relating to the super senior revolving facility agreement originally dated 7 November 2023 made between BORR DRILLING LIMITED as Company DNB BANK ASA as Agent WILMINGTON TRUST (LONDON) LIMITED as Security Agent AND OTHERS MILBANK LLP London 30 July PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAIN PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”)

CONTENTS Clause Page 1. Definitions and Interpretation ................................................................................................... 2 2. Conditions Precedent ................................................................................................................ 3 3. Amendments ............................................................................................................................. 3 4. Representations ......................................................................................................................... 5 5. Guarantee and Security Confirmations ..................................................................................... 5 6. Ancillary Facility Designation .................................................................................................. 6 7. Miscellaneous ........................................................................................................................... 7 8. Governing law ........................................................................................................................... 7 Schedule 1 Existing Obligors ...................................................................................................... 8 Schedule 2 Supplemental Security Providers .............................................................................. 9 Schedule 3 Conditions Precedent to the Effective Date ............................................................ 11 Schedule 4 Liberia and Vanuatu Rig Mortgages....................................................................... 14

2 THIS AGREEMENT is dated ______________ 2024 and made between: (1) Borr Drilling Limited, an exempted company limited by shares and incorporated under the laws of Bermuda, with registration number 51741 (the “Company”); (2) The Subsidiaries of the Company named in Schedule 1 (together with the Company, the “Existing Obligors”); (3) Wilmington Trust (London) Limited as security trustee for the Secured Parties (the “Security Agent”); and (4) DNB Bank ASA for itself and as agent for the other Finance Parties excluding the Security Agent (the “Agent”), (each a “Party” and, together, the “Parties”) BACKGROUND (A) The Parties to this Agreement are party to a revolving facility agreement originally dated 7 November 2023 (as amended and/ or amended and restated from time to time) (the “Existing Facility Agreement”). (B) The requisite Finance Parties have consented to certain amendments to the Existing Facility Agreement to be effected pursuant to this Agreement in accordance with clause 41 (Amendments and Waivers) of the Existing Facilities Agreement. IT IS AGREED as follows: 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement (including its Recitals): “Amended Facility Agreement” means the Existing Facility Agreement as amended by this Agreement. “Effective Date” means the date on which the Agent gives the Company the confirmation contemplated by Clause 2.1(Conditions precedent to the effective date). “Supplemental Security Providers” means the security providers named in Schedule 2 (Supplemental Security Providers) entering into Transaction Security Documents in connection with the Amendment Agreement. 1.2 Incorporation of defined terms Terms defined or to be construed in a particular manner when used in the Amended Facility Agreement shall have the same meanings and be construed in the same manner when used herein. 30 July

3 2. CONDITIONS PRECEDENT 2.1 Conditions precedent to the effective date The amendments to the Existing Facility Agreement contemplated by this Agreement are conditional on the Agent confirming to the Company that it has received (or waived receipt of) all the documents and evidence specified in Schedule 3 (Conditions Precedent to the Effective Date) in form and substance satisfactory to it (acting on the instructions of the Majority Lenders, acting reasonably). The Agent shall promptly notify the Company, the Security Agent and the other Finance Parties upon being so satisfied. 2.2 Long stop date If the Effective Date has not occurred on or before 15 August 2024 (or such later date as the Company and the Agent may agree), then Clause 3 (Amendments) will lapse. 2.3 Agent’s confirmation In accordance with clause 27.11(c) of the Existing Facility Agreement, the Agent unconditionally confirms on behalf of the Majority Lenders to the Security Agent that: (a) this Agreement is in agreed from; and (b) each of the Transaction Security Documents referred to in paragraph 2 of Schedule 3 (Conditions Precedent to the Effective Date) to this Agreement are in agreed form (with it being confirmed by the Agent that the Majority Lenders have received and approved the final execution versions of such Transaction Security Documents). 2.4 Company’s confirmation The Company confirms each of the proposed amendments to the Existing Facility Agreement, as set out in Clause 3 of this Agreement, are not prohibited by any of the Debt Documents (as defined in the Intercreditor Agreement). 3. AMENDMENTS With effect from and including the Effective Date, and in consideration of the mutual obligations of the Parties set out herein, the Existing Facility Agreement shall be amended as follows: (a) the second to last paragraph of the definition of “Permitted Collateral Liens” in Part C (Definitions) of Schedule 16 (Incurrence Covenants) of the Existing Facilities Agreement, shall be deleted and replaced in full by the following paragraph: “Debt (together with any Guarantees thereto) (x) Incurred under paragraph (b)(ii) of the definition of “Permitted Debt” in Section 1 (Limitation on Debt and Issuance of Preferred Stock) and (y) constituting Hedging Obligations Incurred under paragraph (b)(xv) of the definition of “Permitted Debt” in Section 1 (Limitation on Debt and Issuance of Preferred Stock), together in aggregate in an amount not exceeding $180.0 million, or if greater, 6% of Total Assets of the Company (provided that, with respect to clause (x) above, the Company shall use commercially reasonable efforts to include a bank(s) as lender(s) providing such Debt) may, in each case, receive priority as to the

4 receipt of proceeds from enforcement of, and certain distressed Disposals of, the Collateral on terms not materially less favorable to the Lenders (taken as a whole) pursuant to the Intercreditor Agreement. Nothing in this definition shall prevent lenders under any Credit Facilities from providing for any ordering or payments and/or recoveries under multiple tranches of such Credit Facilities.”; (b) a new definition of “First Effective Date” shall be inserted immediately following the definition of “Financial Year” and immediately prior to the definition of “GAAP”: “First Effective Date” has the meaning given to the term “Effective Date” in the amendment agreement dated on or about ___ July 2024 between, among others, the Company, the Agent and the Security Agent which amended this Agreement.; (c) the definition of “Total Original Revolving Facility Commitments” shall be deleted and replaced in full with the following new definition of “Total Original Revolving Facility Commitments”: “Total Original Revolving Facility Commitments” means the aggregate of the Original Revolving Facility Commitments, being USD 195,000,000 at the date of the First Effective Date.”; (d) the definition of “DNB Guarantee Facility” shall be deleted and replaced with the following new definition of “DNB Guarantee Facility”: “DNB Guarantee Facility” means the USD 45,000,000 guarantee facility made available by DNB Bank ASA to the Company pursuant to the guarantee facility agreement originally dated 7 November 2023 between the Company and DNB Bank ASA (as amended on or about the First Effective Date, and as further amended from time to time).; and (e) Part B (The Original Lenders) of Schedule 1 (The Original Parties) shall be deleted and replaced with the following: Name of Original Lender Original Revolving Facility Commitment Non-Acceptable LC Lender (Yes/No) Treaty Passport scheme reference number and jurisdiction of tax residence DNB Bank ASA USD 145,000,000 No 58/D/305668/DTTP Norway Citibank N.A., Jersey Branch USD 50,000,000 No 13/C/62301/DTTP USA

5 Name of Original Lender Original Revolving Facility Commitment Non-Acceptable LC Lender (Yes/No) Treaty Passport scheme reference number and jurisdiction of tax residence TOTAL USD 195,000,000 3.2 Continuing Effect (a) Except as varied by the terms of this Agreement, the Existing Facility Agreement and the other Finance Documents shall remain in full force and effect and, on and from the Effective Date, the Existing Facility Agreement and this Agreement shall be read and construed as one document. (b) With effect from and including the date of this Agreement, any reference in the Finance Documents to the Existing Facility Agreement or to any provision of the Existing Facility Agreement shall be construed as a reference to the Amended Facility Agreement. 4. REPRESENTATIONS Each Existing Obligor makes the Repeating Representations (as defined in the Amended Facility Agreement) to each Finance Party on the date of this Agreement and on the Effective Date: (a) as if each reference in those representations to “this Agreement” or “the Finance Documents” includes a reference to (i) this Agreement and (ii) the Amended Facility Agreement; and (b) by reference to the facts and circumstances then existing. 5. GUARANTEE AND SECURITY CONFIRMATIONS 5.1 Guarantee confirmations Each Existing Obligor confirms, with effect from and including the Effective Date that the guarantees and indemnities set out in clause 23 (Guarantee and Indemnity) of the Amended Facility Agreement shall: (a) continue in full force and effect on the terms of the Existing Facility Agreement as amended by this Agreement; and (b) extend to all liabilities and obligations of each Existing Obligor under the Finance Documents (including the Existing Facility Agreement as amended by this Agreement), subject to the guarantee limitations set out in that clause and any other guarantee limitations set out in any Accession Deed pursuant to which an Existing Obligor became an Obligor or any other Finance Document.

6 5.2 Security confirmations Each Existing Obligor confirms, with effect from and including the Effective Date that: (a) the Transaction Security that it has granted continues in full force and effect and will continue to do so on and after the Effective Date; and (b) all of the Existing Obligors’ liabilities and obligations arising under the Finance Documents (including the Existing Facility Agreement as amended by this Agreement) form part of (but do not limit) the Secured Obligations (as defined in each Transaction Security Document) which are secured by the Transaction Security that it has granted, subject to any applicable limitations included in the relevant Finance Documents; and (c) the Security created under the Transaction Security Documents continues in full force and effect on the terms of the respective Transaction Security Documents. 6. ANCILLARY FACILITY DESIGNATION 6.1 The Company hereby notifies the Agent that the existing DNB Guarantee Facility (provided in an aggregate principal amount equal to USD 30,000,000) has been increased by an aggregate principal amount equal to USD 15,000,000 (the “Increased Amount”) (pursuant to the amendment agreement dated on or about the date of this Agreement, in relation to the DNB Guarantee Facility (the “Guarantee Facility Amendment”) delivered as a condition precedent to the Effective Date hereunder), and that the Company intends for the Increased Amount of the DNB Guarantee Facility to be made available as an Ancillary Facility with effect from the Effective Date and to be established with the Ancillary Lender specified below (which has agreed to do so) on the following terms: Facility in relation to which the Ancillary Facility shall be established: The Original Revolving Facility. Ancillary Commencement Date: The Effective Date. Ancillary Borrower(s): The Company (and any entity that becomes an Obligor under the DNB Guarantee Facility Agreement unless it has ceased to be an Obligor under the DNB Guarantee Facility Agreement). The proposed expiry date of the Ancillary Facility: The Termination Date in respect of the Original Revolving Facility. Type of Ancillary Facility: Guarantee facility. Ancillary Lender: DNB Bank ASA. Proposed Ancillary Commitment: USD 15,000,000.

7 Currency: USD and any other currency agreed by the Ancillary Lender. 6.2 For the avoidance of doubt, the DNB Guarantee Facility (in the amount immediately prior to the Guarantee Facility Amendment) continues to be an Ancillary Facility and, notwithstanding the requirements of any other provision of the Amended Facility Agreement (including the requirements of Clause 9.2(b) (Availability)), with effect on and from the Effective Date, the Increased Amount in relation to the DNB Guarantee Facility will be designated as an Ancillary Facility. 7. MISCELLANEOUS 7.1 The Company and the Agent designate this Agreement as a “Finance Document” for the purposes of the Existing Facility Agreement and the Amended Facility Agreement. 7.2 Each Existing Obligor confirms that the Company in its capacity as Obligor’s Agent may sign the Guarantee Facility Amendment. 7.3 The provisions of Clauses 1.2 (Construction), 1.7 (Third Party Rights), 22.2 (Amendment Costs), 39 (Partial Invalidity) and 46 (Enforcement) of the Existing Facility Agreement shall be incorporated into this letter as if set out in full in this letter and as if references in those clauses to “this Agreement” are references to this letter. 7.4 If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way. 7.5 The amendments pursuant to this Agreement are made strictly on the basis of the terms of this Agreement and without prejudice to any of the rights of the Finance Parties under the Amended Facility Agreement or any other Finance Document. Nothing in this Agreement shall be deemed to constitute a waiver of any Event of Default or any consent under any Finance Document (other than, for the avoidance of doubt, to the amendment of the Existing Facility Agreement pursuant to this Agreement) and the Finance Parties reserve all their rights and remedies in respect of any breach of, or Default under, any Finance Document. 7.6 This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. 8. GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. This Agreement has been entered into on the date specified at the beginning of this Agreement.

8 Schedule 1 Existing Obligors 1. Borr IHC Limited 2. Borr Galar (UK) Limited 3. Borr Njord (UK) Limited 4. Borr Arabia III (UK) Limited 5. Borr Ran (UK) Limited 6. Borr Hild (UK) Limited 7. Borr Gersemi (UK) Limited 8. Borr Grid (UK) Limited 9. Borr Odin (UK) Limited 10. Borr Gerd Inc. 11. Borr Gunnlod Inc. 12. Borr Groa Inc. 13. Borr Natt Inc. 14. Borr Heimdal Inc. 15. Borr Hermod Inc. 16. Borr Saga Inc. 17. Borr Skald Inc. 18. Borr Jack-Up XXXII Inc. 19. Borr West Africa Assets Inc. 20. Borr Idun Limited 21. Prospector Rig 1 Contracting Company Limited 22. Prospector Rig 5 Contracting Company Limited 23. Borr Mist Limited 24. Borr Drilling Management DMCC

9 Schedule 2 Supplemental Security Providers 1. The Company 2. Borr Arabia III (UK) Limited 3. Borr Arabia Well Drilling LLC 4. Borr Drilling Contracting S. de R.L. de C.V. 5. Borr Drilling Land Support Limited 6. Borr Drilling Services LLC 7. Borr Eastern Peninsula Pte. Ltd. 8. Borr Galar (UK) Limited 9. Borr Gerd Inc. 10. Borr Gersemi (UK) Limited 11. Borr Grid (UK) Limited 12. Borr Groa Inc. 13. Borr Gunnlod Inc. 14. Borr Heimdal Inc. 15. Borr Hermod Inc. 16. Borr Hild (UK) Limited 17. Borr Holdings Limited 18. Borr Idun Limited 19. Borr IHC Limited 20. Borr Jack-Up XXXII Inc. 21. Borr Mexico Ventures Limited 22. Borr Mist Limited 23. Borr Natt Inc. 24. Borr Njord (UK) Limited 25. Borr Odin (UK) Limited 26. Borr Ran (UK) Limited 27. Borr Saga Inc. 28. Borr Sea Operations Inc.

10 29. Borr Skald Inc. 30. Borr West Africa Assets Inc. 31. Paragon Offshore (Netherlands) B.V. 32. Prospector Rig 1 Contracting Company Limited 33. Prospector Rig 5 Contracting Company Limited 34. Borr (UK) Holdings Limited

11 Schedule 3 Conditions Precedent to the Effective Date 1. Existing Obligors and Supplemental Security Providers (a) Constitutional documents and registers: a copy of the constitutional documents and up-to-date statutory registers of each of the Existing Obligors and the Supplemental Security Providers and, in respect of the Existing Obligors and the Supplemental Security Providers incorporated in Bermuda only: (i) a copy of the Bermuda Monetary Authority’s “No Objection” to the incorporation of the company or “Foreign Exchange Letter”, as applicable; and (ii) a copy of the Tax Assurance issued by the Registrar of Companies for the Minister of Finance, or, if an Existing Obligor or Supplemental Security Provider has previously delivered its constitutional documents in connection with the Existing Facility Agreement, a certificate of an authorised signatory of that Existing Obligor or Supplemental Security Provider certifying that the constitutional documents so delivered (or, if applicable, the most recent versions so delivered) are correct, complete and up to date as at the date of this Agreement. (b) Certificate of Good Standing: a copy of an up-to-date certificate of compliance and/or good standing in respect of each of the Existing Obligors and the Supplemental Security Providers incorporated in Bermuda or Cayman Islands (dated within 28 days of the date of this Agreement). (c) Corporate approvals: a copy of the resolutions of the board of directors and/ or (if required by law) of the shareholders of each of the Existing Obligors and the Supplemental Security Providers approving the terms of this Agreement and the Transaction Security Documents entered into in connection with this Agreement (as applicable) and authorising specified persons to execute this Agreement and the Transaction Security Documents (as applicable). (d) Specimen signatures: specimen signatures for the person(s) authorised in the resolutions referred to above. (e) Director’s certificates: a customary formalities certificates from each of the Existing Obligors certifying that: (i) each copy document referred in paragraphs (a) and (c) above is correct, complete and in full force and effect and has not been amended or superseded; and (ii) confirming that borrowing or guaranteeing or securing the Total Commitments would not cause any borrowing or guaranteeing or securing or similar limit binding on the Existing Obligors (as applicable) to be exceeded.

12 2. Transaction Security Documents A copy of the following Transaction Security Documents duly executed by the parties thereto: (a) English law supplemental debenture in relation to the debenture originally dated 13 December 2023 between, amongst others, the companies listed therein as “Chargors” and the Security Agent. (b) Norwegian law security confirmation and amendment agreement in respect of the account charge agreement originally dated 7 November 2023 (as confirmed and amended on 12 March 2024) and made between the Company and the Security Agent. (c) Bermuda law deed of confirmation in relation to the debenture dated 7 November 2023 between the Company as “Chargor” and the Security Agent as “Security Agent”. (d) Bermuda law deed of confirmation in relation to the share charge over the shares in the capital of Borr IHC Limited dated 7 November 2023 between the Company as “Chargor” and the Security Agent as “Chargee”. (e) Scots law supplemental restricted asset bond and floating charge (over shares in Borr Gersemi (UK) Limited, Borr Grid (UK) Limited and Borr Odin (UK) Limited) between Borr Mexico Ventures Limited and the Security Agent. (f) Scots law supplemental unperfected share pledge (over shares in Borr Gersemi (UK) Limited, Borr Grid (UK) Limited, and Borr Odin (UK) Limited) between Borr Mexico Ventures Limited and the Security Agent. (g) Cayman Islands law supplemental security deed in relation to the charge over shares in Prospector Rig 1 Contracting Company Limited originally dated 13 December 2023 between Borr Holdings Limited and the Security Agent. (h) Cayman Islands law supplemental security deed in relation to the charge over shares in Prospector Rig 5 Contracting Company Limited originally dated 13 December 2023 between Borr Holdings Limited and the Security Agent. (i) Cayman Islands law supplemental security deed in relation to the charge over shares in Borr Idun Limited originally dated 13 December 2023 between Borr IHC Limited and the Security Agent. (j) Cayman Islands law supplemental security deed in relation to the charge over shares in Borr Mist Limited originally dated 13 December 2023 between Borr IHC Limited and the Security Agent. (k) Marshall Islands law security confirmation in respect of the pledge of shares in Borr Gerd Inc., Borr Groa Inc., Borr Gunnlod Inc., Borr Heimdal Inc., Borr Hermod Inc., Borr Jack-Up XXXII Inc., Borr Natt Inc., Borr Saga Inc., Borr Skald Inc., and Borr West Africa Assets Inc., originally dated 13 December 2023, given by Borr IHC Limited in favour of the Security Agent.

13 (l) an amendment No. 2 to each of the first preferred rig mortgages each originally dated 13 December 2023 (each, as further described in Schedule 4, a “Rig Mortgage” and collectively, the “Rig Mortgages”) over each of the Liberian and Vanuatu flag vessels listed in Schedule 4, made between the respective Rig Owner (as set out in Schedule 4) in favour of the Security Agent as mortgagee, duly recorded with the Liberian ship registry; (m) Amendment of Mortgage, relating to the First Naval Mortgage dated 13 December 2023, covering the vessel named “NATT” of Panama flag (the “Amendment of Mortgage”). The Amendment of Mortgage shall be preliminarily registered with the Public Registry of Vessels of the Panama Maritime Authority, on the same day or, at the latest, one (1) business day after closing, and definitively registered within sixty (60) days after closing. 3. Guarantee Facility Amendment A copy of the Guarantee Facility Amendment, duly executed by the parties thereto. 4. Legal opinions Legal opinions of: (a) Milbank LLP, legal advisers to the Arrangers and the Agent, as to English law and addressed to the Agent and the Security Agent; (b) Appleby (Bermuda) Limited, legal advisers to the Arrangers and the Agent, as to Bermudan law and addressed to the Agent and the Security Agent; (c) Ogier (Cayman) LLP, legal advisers to the Arrangers and the Agent, as to Cayman Islands law and addressed to the Agent and the Security Agent. (d) Advokatfirmaet Thommessen AS, legal advisers to the Arrangers and the Agent, as to Norwegian law and addressed to the Agent and the Security Agent; (e) Burness Paull LLP, legal advisers to the Arrangers and the Agent, as to Scottish law and addressed to the Agent and the Security Agent; (f) Poles, Tublin, Stratakis & Gonzalez, LLP, legal advisers to the Arrangers and the Agent, as to Liberian law and addressed to the Agent and the Security Agent. (g) Poles, Tublin, Stratakis & Gonzalez, LLP, legal advisers to the Arrangers and the Agent, as to Marshall Islands law and addressed to the Agent and the Security Agent. (h) Poles, Tublin, Stratakis & Gonzalez, LLP, legal advisers to the Arrangers and the Agent, as to Vanuatu law and addressed to the Agent and the Security Agent. (i) Arias, Fabrega & Fabrega, legal advisers to the Arrangers and the Agent, as to Panamanian law and addressed to the Agent and the Security Agent. (j) Al Tamimi & Company, legal advisers to the Company, as to UAE law and addressed to the Agent and the Security Agent.

Schedule 4
Liberia and Vanuatu Rig Mortgages

Mortgage Description	Owner	Rigs:	Official No.
First Preferred Vanuatuan Mortgage	Borr Gerd Inc.	GERD ("Rig 1")	2504
First Preferred Vanuatuan Mortgage	Borr Groa Inc.	GROA ("Rig 2")	2505
First Preferred Vanuatuan Mortgage	Borr West Africa Assets Inc.	NORVE ("Rig 3")	1932
First Preferred Vanuatuan Mortgage	Borr Idun Limited	IDUN ("Rig 4")	2107
First Preferred Vanuatuan Mortgage	Borr Mist Limited	MIST ("Rig 5")	2108
First Preferred Vanuatuan Mortgage	Prospector Rig 1 Contracting Company Limited	PROSPECTOR 1 ("Rig 6")	2152
First Preferred Vanuatuan Mortgage	Prospector Rig 5 Contracting Company Limited	PROSPECTOR 5 ("Rig 7")	2161
First Preferred Liberian Mortgage	Borr Galar (UK) Limited	GALAR ("Rig 8")	19535
First Preferred Liberian Mortgage	Borr Njord (UK) Limited	NJORD ("Rig 9")	19616
First Preferred Liberian Mortgage	Borr Arabia III (UK) Limited	ARABIA III ("Rig 10")	15839
First Preferred Liberian Mortgage	Borr Ran (UK) Limited	RAN ("Rig 11")	15838
First Preferred Liberian Mortgage	Borr Hild (UK) Limited	HILD ("Rig 12")	19909
First Preferred Liberian Mortgage	Borr Gersemi (UK) Limited	GERSEMI ("Rig 13")	19260
First Preferred Liberian Mortgage	Borr Grid (UK) Limited	GRID ("Rig 14")	19259

14

15 First Preferred Liberian Mortgage Borr Odin (UK) Limited ODIN (“Rig 15”) 19726 First Preferred Liberian Mortgage Borr Gunnlod Inc. GUNNLOD (“Rig 16”) 19736 First Preferred Liberian Mortgage Borr Heimdal Inc. ARABIA I (“Rig 17”) 19272 First Preferred Liberian Mortgage Borr Hermod Inc. ARABIA II (“Rig 18”) 19273 First Preferred Liberian Mortgage Borr Saga Inc. SAGA (“Rig 19”) 19403 First Preferred Liberian Mortgage Borr Skald Inc. SKALD (“Rig 20”) 19404 First Preferred Liberian Mortgage Borr Jack-Up XXXII Inc. THOR (“Rig 21”) 19303

[Signature pages to follow] [Project Boatyard (RCF Upsize) — Signature Page to SFA Amendment Agreement] r ject oatyard F psize) – i ature age A endment gre ent] i ature ages f l ]

For and on behalf of BORR DRILLING LIMITED By: Name: Mi Hong Yoon Title: Director [Project Boatyard (RCF Upsize) - Signaiure Page to SFA Amendment Agreement]

For and on behalf of BORR DRILLING MANAGEMENT DMCC wn By: C) Name: Joseph Tobing Title: Director Address: S.E. Pearman Building, 2™ Floor, 9 Par-la-Ville Road, Hamilton HM11 Bermuda Email: dmcewan@borrdrilling.com Attention: Mi Hong Yoon / Xiomara Maddocks [Project Boatyard (RCF Upsize) — Signature Page to SFA Amendment Agreement] [***] [***] [***]

For and on behalf of BORR IHC LIMITED By: Name: Mi Hong Yoon Title: Director [Project Boatyard (RCF Upsize) — Signature Page to SFA Amendment Agreement|

For and on behalf of BORR MIST LIMITED as Existing Obligor, acting by Mi Hong Yoon, a director in the presence of: Director Witness’s Signature....../... yn Oa ae Name: Xiomara Maddocks Address: 20 Victoria Place, 2 Cockburn Road, Sandys MA01, Bermuda [Project Boatyard (RCF Upsize) — Signature Page to SFA Amendment Agreement| [***]

For and on behalf of BORR IDUN LIMITED as Existing Obligor, acting by Mi Hong Yoon, a director in the presence of: Witness’s Signature...../...\p.W4). Name: Xiomara Maddocks Address: 20 Victoria Place, 2 Cockburn Road, Sandys MAO1, Bermuda [***]

For and on behalf of PROSPECTOR RIG 1 CONTRACTING COMPANY LIMITED as Existing Obligor, acting by Mi Hong Yoon, a director in the presence of: Director Witness’s Signature... /...\JAL IY Name: Xiomara Maddocks Address: 20 Victoria Place, 2 Cockburn Road, Sandys MAO1, Bermuda [***]

For and on behalf of PROSPECTOR RIG 5 CONTRACTING COMPANY LIMITED as Existing Obligor, acting by Mi Hong Yoon, a director in the presence of: Director Witness’s Signature..... f..! MYL, Weceeseeeeeees Name: Xiomara Maddocks Address: 20 Victoria Place, 2 Cockburn Road, Sandys MAO1, Bermuda [***]

For and on behalf of BORR RAN (UK) LIMITED as Existing Obligor, acting by Joseph Tobing, a director in the presence of: Director [Project Boatyard (RCF Upsize) — Signature Page to SFA Amendment Agreement] [***]

For and on behalf of

BORR ARABIA III (UK) LIMITED

as Existing Obligor, acting by [***]
a director in the presence of:

[***]
....

Director

Witness's Signature ..... [***] ....

Name: [***] ....

Address: [***] ....

[*Project Boatyard (RCF Upsize) – Signature Page to SFA Amendment Agreement*]

For and on behalf of BORR GALAR (UK) LIMITED gi LF as Existing Obligor, acting by Joseph cr Tobing, adirectorinthe presence off heaeeeseenees Name: AGATE 7 —_- ae FACS cesteeesees Address: 7. S7evenon a } Tace, Aap en / ABS 2 JAR_ [Project Boatyard (RCF Upsize) — Signature Page to SFA Amendment Agreement] [***]

For and on behalf of BORR NJORD (UK) LIMITED as Existing Obligor, acting by Valerio De Rossi, a director in the presence of: Director Witness’s Signature...............o:tissssseseeeeees MATEY KLIEALS Name: —s_-sacantedictscestonssSinaecacesenncesnesicciss Address: z. STevengen Face , ap </p 0, ABSD CFR SRO e ede eee neweenesewereeeseeeeeteseeetemeseeeenesees [Project Boatyard (RCF Upsize} — Signature Page to SFA Amendment Agreement] [***]

For and on behalf of BORR HILD (UK) LIMITED po as Existing Obligor, acting by Joseph Tobing, adirector inthe presence Of: ——sacesesscessesaessesseesecseeracsarseseccersnesrecsstacenenenseeenens Director [Project Boatyard (RCF Upsize) — Signature Page to SFA Amendment Agreement] [***]

For and on behalf of BORR SAGA INC. as Existing Obligor, acting by Mi Hong Yoon. a director in the presence off PPP eer e treet ie errr rrere trier errr etree rire ee rer) Witness’s Signature.....4.) sy ANQ. seseeeeees Name: Xiomara Maddocks Address: 20 Victoria Place, 2 Cockburn Road, Sandys MA01, Bermuda [Project Boatyard (RCF Upsize) — Signature Page to SFA Amendment Agreement] [***]

For and on behalf of BORR SKALD INC. rae — as Existing Obligor, acting by Joseph O) Tobing, adirector inthe presence Of: ——ceseacesescescscenspecessesscseesessnsstentenesneensnasenenaeesearees Director Witness’s Signature MATE KI RALY Name: nec liceccccssssescesecvercereeeeceessneQes Address: Zz Slevensen Fac c, Papel , ARID JAR. [Project Boatyard (RCF Upsize) — Signature Page to SFA Amendment Agreement] [***]

For and on behalf of BORR JACK-UP XXXII INC. as Existing Obligor, acting by Mi Hong Yoon, a director in the presence of: 1 Witness’s Signature....../..\\ Name: Xiomara Maddocks Address: 20 Victoria Place, 2 Cockburn Road, Sandys MAO1, Bermuda [***]

For and on behalf of BORR NATT INC. as Existing Obligor, acting by Mi Hong Yoon, a director in the presence of: Witness’s Signature Name: Xiomara Maddocks Address: 20 Victoria Place, 2 Cockburn Road, Sandys MA01, Bermuda mm - an pmo: oo . n ones [***]

For and on behalf of BORR GERD INC. hy —— as Existing Obligor, acting by Doug McEwan, a director in the presence of: Witness’s sieneure._..M Name: Xiomara Maddocks Address: 20 Victoria Place, 2 Cockburn Road, Sandys MAO1, Bermuda [***]

For and on behalf of BORR WEST AFRICA ASSETS INC. as Existing Obligor, acting by Mi Hong Yoon, a director in the presence of: Name: Xiomara Maddocks Address: 20 Victoria Place, 2 Cockburn Road, Sandys MAO1, Bermuda rx am tena ek oe n wea [***]

For and on behalf of BORR GUNNLOD INC. as Existing Obligor, acting by Mi Hong Yoon, a director in the presence of: 4 Witness’s Signature..... K Name: Xiomara Maddocks Address: 20 Victoria Place, 2 Cockburn Road, Sandys MAO1, Bermuda mm + n penommrr s ov n ones [***]

For and on behalf of BORR GROA INC. as Existing Obligor, acting by Mi Hong Yoon, a director in the presence of: Witness’s sgmtue..Ay Name: Xiomara Maddocks Director Address: 20 Victoria Place, 2 Cockburn Road, Sandys MAO1, Bermuda [***]

For and on behalf of BORR HEIMDAL INC. as Existing Obligor, acting by Mi Hong Yoon, adirector inthe presence Of: — aaesacnsoeaedphlalsesececeverceaeerscsenessceeessersssetesessnseees Witness’s seanwe Xi ; Name: Xiomara Maddocks Director Address: 20 Victoria Place, 2 2 Cockburn Road, Sandys MA01, Bermuda cn n rman \ o n onma4 t . 4 a [***]

For and on behalf of BORR HERMOD INC. as Existing Obligor, acting by Mi Hong Yoon, a director in the presence of: Witness’s Signature... ¥ Name: Xiomara Maddocks Address: 20 Victoria Place, 2 Cockburn Road, Sandys MA01, Bermuda [***]

For and on behalf of

BORR ODIN (UK) LIMITED

as Existing Obligor, acting by [***] a director in the presence of:

[***]
....
Director

Witness's Signature [***]...

Name: [***]..

Address: [***]..

[*Project Boatyard (RCF Upsize) – Signature Page to SFA Amendment Agreement*]

For and on behalf of BORR GRID (UK) LIMITED as Existing Obligor, acting by Joseph e Tobing, a director in the presence of: N@Me: —accccsccecscvsssvssressecerseceeseceeeccrseeaccnerene Address: 2... everson, Face, Dapeln, ABBI BAR. [Project Boatyard (RCF Upsize) — Signature Page to SFA Amendment Agreement] [***]

For and on behalf of

BORR GERSEMI (UK) LIMITED

as Existing Obligor, acting by [***]
a director in the presence of:

[***]
....

Director

Witness's Signature [***] ....

Name: [***] ....

Address: [***] ....

[*Project Boatyard (RCF Upsize) – Signature Page to SFA Amendment Agreement*]

For and on behalf of DNB BANK ASA as Agent ' us 7 Signature: <7 Name: Anne Engen senior Advisor Q Title: By: Signature: ie : P la = Name: Linda Aarts Advisor Title: [Project Boatyard (RCF Upsize) — Signature Page to SFA Amendment Agreement]

[***] [***] [***]